Exhibit 99.1

For Immediate Release

Local.com Reports Third Quarter 2011 Financial Results

Record Third Quarter Traffic; Record Fourth Quarter Revenue Projected

IRVINE, Calif., Nov. 2, 2011 — Local.com Corporation (NASDAQ: LOCM), a leading online local media company, today reported its financial results for the third quarter of 2011.

SUMMARY RESULTS

(in thousands, except per share amounts)

	Q3 2011	Q2 2011	Q3 2010
Owned & Operated	$13,457	$9,502	$11,576
Network	4,364	3,716	6,818
SAS	3,056	2,366	4,063

Revenue	$20,877	$15,584	$22,457

Adjusted Net Income (Loss)*	$(1,093)	$(1,903)	$4,595
Less interest and other income (expense), net	(227)	(30)	(79)
Less provision for income taxes	(48)	(51)	—
Less non-cash depreciation, amortization and stock compensation	(3,176)	(2,933)	(2,597)
Plus revaluation of warrants	513	411	1,830
Less non-recurring charges	—	(898)	—

GAAP net income (loss)	$(4,031)	$(5,404)	$3,749

Diluted Adjusted Net Income (Loss) per share *	$(0.05)	$(0.09)	$0.27
Diluted GAAP net income (loss) per share	$(0.18)	$(0.25)	$0.22
Diluted weighted average shares used for Adjusted Net Income (Loss) per share	21,940	21,254	17,202
Diluted weighted average shares used for GAAP net income (loss) per share	21,940	21,254	17,202
Cash	$10,119	$13,482	$11,887

*	See detailed reconciliation of GAAP to non-GAAP measures in the financial tables attached to this release.

“We are delivering on our commitment of strong second-half growth exceeding prior revenue and Adjusted Net Income guidance. Our recent acquisitions and product development initiatives have yielded six new ad products that have dramatically broadened our product range. Our sales force has more than doubled from a year ago and is more effectively selling our own ad products directly to local merchants and our expanding publisher network,” said Heath Clarke, Local.com chairman and chief executive officer. “We’re encouraged by the very positive response to our recently launched RAMP rich media platform and continue to optimize our new Spreebird business. We remain laser-focused on internal execution.”

Third Quarter Results Highlights:

•	Revenue – Third quarter 2011 revenue of $20.9 million represents a 34% increase over second quarter 2011 revenue of $15.6 million.

•

Pro Forma Gross Revenue – The company’s prior third quarter revenue guidance of $21.5 million was based on accounting for Spreebird revenue inclusive of the portion of gross billings payable to merchants (Merchant Revenue Share). The company subsequently modified its accounting policy to exclude Merchant Revenue Share from its revenue. To provide a comparison between prior guidance and prior accounting, which included Merchant Revenue Share, the company would have achieved third quarter revenue of $22.5 million, representing a 44% increase over comparable second quarter revenue of $15.6 million and would have been $1.0 million higher than prior guidance had such accounting modifications not occurred.

Inclusion of Merchant Revenue Share in the calculation of revenue is a non-GAAP measure. An explanation of the company’s use of non-GAAP financial measures, including the limitations of such measures relative to GAAP measures is included below and reconciliation between GAAP and non-GAAP measures, where appropriate, is included in the financial tables attached to this release.

•	GAAP Net Income (Loss) – Third quarter 2011 GAAP net loss was $4.0 million or ($0.18) per diluted share, compared to the second quarter 2011 GAAP net loss of $5.4 million or ($0.25) per diluted share.

•

Adjusted Net Income (Loss) – Third quarter 2011 Adjusted Net Loss was $1.1 million or ($0.05) per diluted share compared to second quarter 2011 Adjusted Net Loss of $1.9 or ($0.09) per diluted share. The company’s third quarter financial results include an estimated net financial benefit of approximately $500,000 resulting from the modification of a partner contract, as previously disclosed in the company’s Form 8-K filed August 15, 2011.

Adjusted Net Income (Loss) is defined as net income (loss) excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock-based compensation charges; gain or loss on warrant revaluation; and non-recurring items.

•

Cash – On Sept. 30, 2011, the company’s cash balance was $10.1 million. During the third quarter the company used $10.0 million cash for acquisitions largely offset by $8.0 million drawn on the company’s line of credit.

•

Debt – During the third quarter the company entered into a loan and security agreement with Square 1 Bank. The loan and security agreement provides the company with a revolving credit facility of up to $12.0 million, limited by certain terms as set out in the loan and security agreement. The company currently has $8.0 million outstanding on the revolving credit facility.

Third Quarter Operating and Recent Highlights:

•	Google, Inc. Agreement – On June 30, 2011, the company entered into a Google Services Agreement with Google, Inc. that became effective Aug. 1, 2011.

•	Amended Yahoo!, Inc. Agreement – On July 29, 2011, the company entered into an extension and modification of its agreement with Yahoo!, Inc. through July 31, 2012.

•

Organic and Overall Traffic – Overall traffic on the site and network was a record 91.9 million monthly unique visitors (MUVs) in the third quarter 2011, up 10.9% from the second quarter 2011 MUVs of 82.9 million. Organic traffic on the site and network was 29.1 million MUVs in the third quarter 2011, down 5.5% from the second quarter 2011 MUVs of 30.8 million. Organic traffic is defined as all non-SEM sourced traffic.

•

Screamin’ Media Group Acquisition – On July 9, 2011, the company acquired Screamin’ Media Group, Inc. (“SMG”), which operates Screamin’ Daily Deals. SMG became part of the company’s Spreebird daily deals business operating under the company’s Spreebird brand. SMG is now a wholly-owned subsidiary of the company and has moved its operations into the company’s principal offices in Irvine, Calif.

•

Launch of Rich Media Ad Platform (“RAMP”) – On September 14, 2011, the company launched the industry’s first rich media ad platform to incorporate dynamic, in-store product inventory availability and current pricing data for products sold by local retailers.

•	Awarded Local Shopping Patent – On Oct. 4, 2011, the company was awarded a patent by the U.S. Patent and Trademark Office covering a system for providing localized shopping information.

•

Spreebird Mobile Applications – On Oct. 13, 2011, the company launched mobile applications for its Spreebird daily deals business which allow consumers to browse, buy and redeem Spreebird deals on their Apple iOS or AndroidTM-enabled mobile phones and other mobile devices.

•	Appointments to Management Team – Recent changes to the management team include the following:

•	Bob Iguchi joined the company as vice president of operations

•	Lori Chavez joined the company as vice president of marketing

•	Appointed New Lead Director – On Oct. 14, 2011, the company announced the appointment of Lowell W. Robinson as lead director.

Owned & Operated:

•

Revenue – Third quarter 2011 O&O revenue was $13.5 million, up 42% from second quarter 2011 O&O revenue of $9.5 million. Now included in O&O revenue is new revenue from the company’s Krillion business, which was not material in the third quarter of 2011.

•	Monetization of Traffic – Revenue per thousand visitors (RKV) for third quarter 2011 was $254, up 30% from second quarter 2011 RKV of $194.

Network:

•	Revenue – Third quarter 2011 Network revenue was $4.4 million, up 19% from second quarter 2011 Network revenue of $3.7 million.

•	Network Sites – The Network business unit ended the third quarter 2011 with more than 1,600 regional media sites and more than 100,000 domains under management.

Sales & Advertiser Services (“SAS”):

•

Revenue – Third quarter 2011 SAS revenue was $3.1 million, up 29% from second quarter 2011 SAS revenue of $2.4 million. Now included in SAS revenue is a total of $800,000 in new revenue from the company’s Spreebird and Rovion businesses.

•

Small Business Subscribers – SAS ended the third quarter 2011 with more than 31,000 small business subscribers. The decrease in subscribers is due to expected attrition from customers using the company’s legacy ad products partially offset by an increase in sales of its Exact Match products as part of its ongoing efforts to increase our direct relationships with small businesses.

Fourth Quarter 2011 Financial Guidance:

Revenue –The company previously guided to fourth quarter revenues of approximately $24.0 million, which included revenues from its Spreebird subsidiary inclusive of Merchant Revenue Share. The company’s prior fourth quarter revenue guidance of $24.0 million was based on accounting for Spreebird revenue inclusive of Merchant Revenue Share. The company subsequently modified its accounting policy to exclude Merchant Revenue Share from its revenue. To provide a comparison between prior guidance, which included Merchant Revenue Share, the company would have updated fourth quarter revenue to $26.0 million which would have been $2 million higher than prior guidance had such accounting modifications not occurred.

Adjusted Net Income – Adjusted Net Income for the fourth quarter 2011 is expected to be approximately break-even. The company’s fourth quarter financial guidance includes a net financial benefit of approximately $500,000 resulting from the modification of a partner contract.

Projected fourth quarter 2011 Adjusted Net Income (Loss) Factors:

•	Interest Expense of $150,000

•	Tax Provision Expense of $50,000

•	Depreciation Expense of $920,000

•	Amortization Expense of $1.7 million

•	Stock Compensation Expense of $800,000

•	Warrant Revaluation Expense and Other Non-Recurring items are undeterminable*

Fiscal 2011 Financial Guidance:

Revenue – The company expects fiscal year 2011 revenue to be approximately $77.3 million.

Adjusted Net Income – Adjusted Net Loss for the fiscal year 2011 is expected to be approximately $3.0 million.

Projected fiscal year 2011 Adjusted Net Income Factors:

•	Interest Expense of $460,000

•	Tax Provision Expense of $160,000

•	Depreciation Expense of $3.1 million

•	Amortization Expense of $5.5 million

•	Stock Compensation Expense of $3.8 million

•	Warrant Revaluation Expense and Other Non-Recurring items are undeterminable*

*	The valuation of the warrant liability is based in large part on the underlying price and volatility of our common stock during the quarter. Since we cannot predict this, we cannot project the non-cash gain or loss in connection with these warrants, and therefore, cannot reasonably project our GAAP net income. We, therefore, cannot provide GAAP guidance, but we do report GAAP results.

Conference Call Information:

Chairman and CEO Heath Clarke and CFO Ken Cragun will host a conference call today at 4:30 p.m. ET to discuss the results and outlook. Investors and analysts can participate in the call by dialing 1-866-800-8649 or 1-617-614-2703, passcode #45732003. To listen to the webcast, or to view the press release, please visit the Investor Relations section of the Local.com website at: http://ir.local.com. Institutional investors can access the call via Thomson/CCBN’s password-protected event management site, StreetEvents, at: www.streetevents.com.

The replay can be accessed for approximately one week starting at 7:30 p.m. ET the day of the call by dialing 1-888-286-8010 or 1-617-801-6888, passcode #25747828. A replay of the webcast will be available for approximately 90 days at the company’s website, starting approximately one hour after the completion of the call.

Android is a trademark of Google, Inc.

About Local.com®

Local.com Corporation (NASDAQ:LOCM), a leading online local media company, enables brick-and-mortar businesses to connect with online customers using a variety of digital marketing products. The company reaches more than 25 million consumers each month on the flagship Local.com website, approximately 1,600 regional media sites and more than 100,000 geo-category websites. The company distributes daily deals to hundreds of thousands of email subscribers via Spreebird.com, rich media ads via Rovion.com, and real-time product inventory information from more than 70,000 retail locations nationwide via Krillion.com. To advertise, or for more information, visit: http://www.local.com/.

Forward Looking Statements

This press release contains forward looking statements that involve risks and uncertainties concerning Local.com Corporation’s expected financial performance, as well as Local.com’s strategic and operational plans. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, our advertising partners paying less RPC and revenues to us for our search results; our ability to adapt our business following the shifts in our monetization partners; our ability to monetize the Local.com domain, including at a profit; our ability to retain monetization partners for the Local.com domain and other web properties under our management that allows us to operate profitably; our ability to develop, market and operate our local-search technologies; our ability to market the Local.com domain as a destination for consumers seeking local-search results; our ability to grow our business by enhancing our local-search services, including through businesses we acquire; the future performance of our OCTANE360 business; the integration and future performance of our Spreebird daily deals business, including the recently acquired Screamin Daily Deals business, our Krillion business and our Rovion business, as well as any other businesses we may acquire; our ability to successfully expand our Spreebird business into new markets, including through acquisitions; the possibility that the information and estimates used to predict anticipated revenues and expenses associated with the businesses we acquire are not accurate; difficulties executing integration strategies or achieving planned synergies; the possibility that integration costs and go-forward costs associated with the businesses we acquire will be higher than anticipated; our ability to successfully expand our sales channels for new and existing products and services; our ability to increase the number of businesses that purchase our advertising products; our ability to expand our advertiser and distribution networks; our ability to integrate and effectively utilize our acquisitions’ technologies; our ability to develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure; as well as our dependence on major advertisers, competitive factors and pricing pressures; changes in legal and regulatory requirements; and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.

Our most recent Annual Report on Form 10-K/A, subsequent Quarterly Reports on Form 10-Q and Form 10-Q/A, recent Current Reports on Form 8-K and Form 8-K/A, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Non-GAAP Financial Measures

This press release includes the non-GAAP financial measures of “Pro Forma Gross Revenue” which we define as revenue plus Merchant Revenue Share and “Adjusted Net Income” which we define as net income (loss) excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock-based compensation charges; gain or loss on warrant revaluation; and non-recurring items. Neither Pro Forma Gross Revenue nor Adjusted Net Income, as defined above, are measurements under GAAP. Pro Forma Gross Revenue is reconciled to revenue, which we believe is the most comparable GAAP measure. Adjusted Net Income is reconciled to net income (loss) which we believe is the most comparable GAAP measure. A reconciliation of each of these non-GAAP financial measures are set forth at the end of this press release.

Management believes that Pro Forma Gross Revenue provides a useful comparison to previously issued revenue guidance prior the company’s modification of its revenue reporting policy in accordance with GAAP to exclude Merchant Revenue Share, as announced on October 3, 2011. Going forward, management does not anticipate providing Pro Forma Gross Revenue figures.

A limitation of non-GAAP Pro Forma Gross Revenue is that it includes items that have the effect of materially increasing the company’s revenue, including specifically with respect to its Spreebird daily deals business. The GAAP results for revenue are accurate, but do not allow investors to see the impact that the modification in accounting policies with respect to reporting revenue have had on the company’s Q3 2011 results compared to its guidance issued prior to the accounting modification.

Management believes that Adjusted Net Income provides useful information to investors about the company’s performance because it eliminates the effects of period-to-period changes in income from interest on the company’s cash and marketable securities, expense from the company’s financing transactions and the costs associated with income tax expense, capital investments, stock-based compensation expense, warrant revaluation charges and non-recurring items which are not directly attributable to the underlying performance of the company’s business operations. Management uses Adjusted Net Income in evaluating the overall performance of the company’s business operations.

A limitation of non-GAAP Adjusted Net Income is that it excludes items that often have a material effect on the company’s net income and earnings per common share calculated in accordance with GAAP. Therefore, management compensates for this limitation by using Adjusted Net Income in conjunction with net income (loss) and net income (loss) per share measures. The company believes that Adjusted Net Income provides investors with an additional tool for evaluating the company’s core performance, which management uses in its own evaluation of overall performance, and as a base-line for assessing the future earnings potential of the company. While the GAAP results are more complete, the company prefers to allow investors to have this supplemental metric since, with reconciliation to GAAP; it may provide greater insight into the company’s financial results. The non-GAAP measures should be viewed as a supplement to, and not as a substitute for, or superior to, GAAP net income or earnings per share.

# # #

Investor Relations Contact:

Paul Kuntz

RedChip Companies, Inc.

1-800-733-2447, Ext. 105

paul@redchip.com

Media Relations Contact:

Cameron Triebwasser

Local.com

949-789-5223

ctriebwasser@local.com

LOCAL.COM CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except par value)

	September 30, 2011	December 31, 2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$10,119	$13,079
Restricted cash	10	—
Accounts receivable, net of allowances of $300 and $297, respectively	13,018	11,912
Notes receivable – current portion	249	249
Prepaid expenses and other current assets	646	1,454

Total current assets	24,042	26,694
Property and equipment, net	8,118	7,119
Goodwill	32,509	17,339
Intangible assets, net	11,201	8,989
Long term portion of note receivable	551	751
Deposits	57	52

Total assets	$76,478	$60,944

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,524	$7,626
Accrued compensation	1,761	1,906
Deferred rent	578	641
Warrant liability	357	2,840
Other accrued liabilities	1,639	651
Revolving line of credit	8,000	7,000
Deferred revenue	1,931	699

Total current liabilities	23,790	21,363

Deferred income taxes	188	188

Total liabilities	23,978	21,551

Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.00001 par value; 10,000 shares authorized; none issued and outstanding for all periods presented	—	—
Common stock, $0.00001 par value; 65,000 shares authorized; 22,009 and 16,584 issued and outstanding, respectively	—	—
Additional paid-in capital	118,054	94,194
Accumulated deficit	(65,554)	(54,801)

Stockholders’ equity	52,500	39,393

Total liabilities and stockholders’ equity	$76,478	$60,944

LOCAL.COM CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenue	$20,877	$22,457	$53,256	$64,092

Costs and expenses:
Cost of revenues	12,507	10,705	34,307	34,683
Sales and marketing	6,777	4,031	14,705	11,074
General and administrative	2,981	2,663	8,882	6,786
Research and development	1,510	1,499	4,397	3,753
Amortization of intangibles	1,371	1,561	3,779	4,245

Total operating expenses	25,146	20,459	66,070	60,541

Operating income (loss)	(4,269)	1,998	(12,814)	3,551
Interest and other income (expense), net	(227)	(79)	(312)	(196)
Revaluation of warrants	513	1,830	2,483	1,893

Income (loss) before income taxes	(3,983)	3,749	(10,643)	5,248
Provision for income taxes	48	—	110	135

Net income (loss)	$(4,031)	$3,749	$(10,753)	$5,113

Per share data:
Basic net income (loss) per share	$(0.18)	$0.23	$(0.51)	$0.32

Diluted net income (loss) per share	$(0.18)	$0.22	$(0.51)	$0.31

Basic weighted average shares outstanding	21,940	16,662	21,151	15,760
Diluted weighted average shares outstanding	21,940	17,202	21,151	16,715

Supplemental Consolidated Statements of Operations Information

Stock-based Compensation Expense

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Cost of revenues	$12	$78	$165	$163
Sales and marketing	365	243	1,043	562
General and administrative	491	260	1,427	845
Research and development	87	125	312	420

Total stock-based compensation expense	$955	$706	$2,947	$1,990

Basic and diluted net stock-based compensation expense per share	$0.04	$0.04	$0.14	$0.12

LOCAL.COM CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2011	2010
Cash flows from operating activities:
Net income (loss)	$(10,753)	$5,113
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	5,981	5,081
Provision for doubtful accounts	25	205
Stock-based compensation expense	2,948	1,990
Revaluation of warrants	(2,483)	(1,893)
Changes in operating assets and liabilities:
Accounts receivable	(871)	(8,673)
Note receivable	200	—
Prepaid expenses and other assets	821	(189)
Accounts payable and accrued liabilities	789	1,257
Deferred revenue	1,152	(27)

Net cash provided by (used in) operating activities	(2,191)	2,864

Cash flows from investing activities:
Capital expenditures	(3,144)	(4,983)
Decrease in restricted cash	—	35
Issuance of notes receivable	(1,085)	—
Proceeds from notes receivable	1,085	—
Acquisitions, net of cash acquired	(15,969)	(3,825)
Purchases of intangible assets	(762)	(3,887)

Net cash used in investing activities	(19,875)	(12,660)

Cash flows from financing activities:
Proceeds from exercise of warrants	—	6,974
Proceeds from exercise of options	170	1,878
Proceeds from the public offering of common stock	18,227	—
Payment of revolving credit facility	(7,000)	(3,000)
Proceeds from revolving credit facility	8,000	7,000
Repurchases of common stock	—	(1,221)
Payment of financing related costs	(291)	(28)

Net cash provided by financing activities	19,106	11,603

Net (decrease) increase in cash and cash equivalents	(2,960)	1,807
Cash and cash equivalents, beginning of period	13,079	10,080

Cash and cash equivalents, end of period	$10,119	$11,887

Supplemental Cash Flow Information:
Interest paid	$136	$381

Income taxes paid	$11	$206

LOCAL.COM CORPORATION

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Three Months Ended June 30,
	2011	2010	2011
Net income (loss)	$(4,031)	$3,749	$(5,404)
Less interest and other income (expense), net	227	79	30
Plus provision for income taxes	48	—	51
Plus amortization of intangibles	1,371	1,561	1,210
Plus depreciation	850	330	703
Plus stock-based compensation	955	706	1,020
Less revaluation of warrants	(513)	(1,830)	(411)
Plus non-recurring charges*	—	—	898

Adjusted Net Income (Loss)	$(1,093)	$4,595	$(1,903)

Diluted Adjusted Net Income (loss) per share	$(0.05)	$0.27	$(0.09)

Diluted weighted average shares outstanding	21,940	17,202	21,254

*	Included in non-recurring charges are costs incurred due to a change in officer as well as severance cost incurred during the quarter

RECONCILIATION OF REVENUE TO PRO FORMA GROSS REVENUE

(in thousands, except per share amounts)

(Unaudited)

Three Months Ended September 30,
2011
Revenue	$20,877
Merchant revenue share	1,576

Pro Forma Gross Revenue	$22,453